[CADWALADER LETTERHEAD]

                                                   June 8, 1998


UAC Securitization Corporation
9240 Bonita Beach Road
Suite 1109-A
Bonita Springs, Florida  34135

         Re:      UACSC  Auto   Trusts:   Automobile   Receivable   Pass-Through
                  Certificates


Ladies and Gentlemen:

         We have acted as special tax counsel to UAC Securitization Corporation in connection with the filing of the Registration Statement (as defined below) providing for the issuance of Automobile Receivable Pass-Through Certificates (the "Certificates") by the UACSC Auto Trusts. In such capacity, we hereby confirm to you our opinion with respect to such of the federal income tax consequences of the purchase, ownership, and disposition of the Certificates as are set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus included in the Registration Statement (Registration No. 333-52101) filed by UAC Securitization Corporation with the United States Securities and Exchange Commission (the "Commission") in connection with the offering of the Certificates, as amended by Amendment No. 1 thereto filed herewith (as amended, the "Registration Statement"). Such descriptions, however, do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates.

         We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the reference to us under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming part of the Registration Statement. However, nothing contained herein shall be construed as an admission by us that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         Except as mentioned above, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                             Very truly yours,

                                             /s/ Cadwalader, Wickersham & Taft